Exhibit 99.1

Media Contact: Martha Holler 703/984-5178	Investor Contacts: Steve McGarry 703/984-6746 Joe Fisher 703/984-5755
SALLIE MAE REPORTS THIRD-QUARTER 2009 RESULTS
Federal Student Loan Originations Grow 25 Percent From Year-Ago Quarter
RESTON, Va., Oct. 20, 2009 — SLM Corporation (NYSE: SLM), commonly known as Sallie Mae, reported net income on a core earnings basis of $164 million ($.26 per diluted share) for the third quarter ended Sept. 30, 2009, compared to $170 million ($.31 per diluted share) for the prior quarter, and $117 million ($.19 per diluted share) for the year-ago quarter.
The current quarter’s results included a $74 million gain on debt repurchases, vs. the prior quarter’s $325 million, and a $55 million accounting adjustment to reflect slower loan prepayments, and were reduced by $20 million for the early conversion of a portion of the company’s Series C Preferred Stock into common stock. Floor income, not included in core earnings, totaled $36 million in the quarter.
“The return of the CP-LIBOR relationship to more normal levels helped this quarter’s results; we expect credit quality to improve earnings in subsequent periods,” said Albert L. Lord, vice chairman & CEO. “Obviously we are very engaged with other loan providers and schools to reform student lending. We can achieve all the President’s objectives without transition risk, with first-class origination service and without thousands of private sector job losses.”
Loan Volume
The 2009-2010 academic lending season opened with strong growth in federal student loan originations. The company originated $6.9 billion in federal student loans, an increase of 25 percent from the year-ago quarter. These loans are eligible for the U.S. Department of Education’s (ED) purchase program. The company expects to service these and other accounts under the ED servicing contract.
During the quarter, the company originated $893 million in private education loans, a significant but not unexpected decrease from the year-ago quarter’s $2.1 billion. The decrease is principally due to tightened underwriting standards and reduced demand caused by increased federal student loan limits.

Sallie Mae	•	12061 Bluemont Way	•	Reston, Va 20190	•	www.salliemae.com

Private Education Loan Portfolio Quality
The third-quarter 2009 private education loan loss provision was $413 million, net charge-offs were $443 million. Management anticipates loan charge-offs to decline from the current quarter but to remain at historically elevated levels. Loans in late-stage delinquency decreased, and loans in forbearance significantly decreased to $1.3 billion from a high of nearly $3.0 billion in early 2008.
Liquidity
In the quarter, the company significantly improved its liquidity by:
•	Completing $2.8 billion in private education loan securitizations, which provided life-of-loan funding;

•	Funding $3.2 billion in federal student loans through the Straight A conduit program sponsored by ED;

•	Reducing “2008 ABCP Facility” outstandings to $9.4 billion from $12.5 billion at the end of the second quarter; and

•	Repurchasing $1.4 billion in unsecured debt generating a $74 million gain.
Other Income and Operating Expenses
Core fee income, which included the gain on debt repurchases noted above, was $331 million in the third quarter. Year-ago core fee income was $64 million, which included a $242 million impairment in the company’s purchased-paper line of business.
Operating expenses were $309 million for the quarter, a decrease from $317 million in the year-ago quarter.
GAAP
Sallie Mae officially reports financial results on a GAAP basis and also presents certain core earnings performance measures. The company’s management, equity investors, credit rating agencies and debt capital providers use these core earnings measures to monitor the company’s business performance. Both a description of the core earnings treatment and a full reconciliation to the GAAP income statement can be found at: http://www.salliemae.com/about/investors/stockholderinfo/earningsinfo/, click on the Third Quarter 2009 Supplemental Earnings Disclosure.
Sallie Mae reported third-quarter 2009 GAAP net income of $159 million, or $.25 diluted earnings per share, compared to net losses of $159 million, or $.40 diluted loss per share, in the 2008 third quarter.
The GAAP provision for loan losses was $321 million, compared to the year-ago quarter’s $187 million. Under GAAP accounting, the provision for loan losses is based solely upon on-balance sheet loans; the comparable “core earnings” figure is based on total managed loans.

Sallie Mae	•	12061 Bluemont Way	•	Reston, Va 20190	•	www.salliemae.com

Presentation slides for the conference call discussed below may be accessed on www.salliemae.com/about/investors/stockholderinfo/webcast.
***
The company will host an earnings conference call tomorrow, Oct. 21 at 8 a.m. EDT. Sallie Mae executives will be on hand to discuss various highlights of the quarter and to answer questions related to the company’s performance. Individuals interested in participating should call the following number tomorrow, Oct. 21, 2009, starting at 7:45 a.m. EDT: (877) 356-5689 (USA and Canada) or (706) 679-0623 (International) and use access code 35188825. The conference call will be replayed continuously beginning at 11 a.m. EDT on Oct. 21, 2009, and concluding at midnight on Nov. 4, 2009 EST. To access the replay, please dial (800) 642-1687 (USA and Canada) or dial (706) 645-9291 (International) and use access code 35188825. In addition, there will be a live audio Web cast of the conference call, which may be accessed at www.salliemae.com. A replay will be available 30 to 45 minutes after the live broadcast.
This press release contains “forward-looking statements” based on management’s current expectations as of the date of this release. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Because such statements inherently involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks include, among others, changes in the terms of student loans and the educational credit marketplace arising from the implementation of applicable laws and regulations, and from changes in such laws and regulations, adverse results in legal disputes, changes in the demand for educational financing or in financing preferences of educational institutions, students and their families, limited liquidity, increased financing costs and changes in the general interest rate environment. For more information, see the company’s filings with the Securities and Exchange Commission, including the forward-looking statements contained in the company’s Supplemental Financial Information Third Quarter 2009. All information in this release is as of Oct. 20, 2009. The Company does not undertake any obligation to update or revise these forward-looking statements to conform the statement to actual results or changes in the Company’s expectations.
***
SLM Corporation (NYSE: SLM), commonly known as Sallie Mae, is the nation’s leading provider of saving, planning and paying for education programs. Through its subsidiaries, the company manages $192 billion in education loans and serves 10 million student and parent customers. Through its Upromise affiliates, the company also manages more than $21 billion in 529 college-savings plans, and is a major, private source of college funding contributions in America with 11 million members and more than $500 million in member rewards. Sallie Mae and its subsidiaries offer debt management services as well as business and technical products to a range of business clients, including higher education institutions, student loan guarantors and state and federal agencies. More information is available at www.SallieMae.com. SLM Corporation and its subsidiaries are not sponsored by or agencies of the United States of America.
###

Sallie Mae	•	12061 Bluemont Way	•	Reston, Va 20190	•	www.salliemae.com

SLM CORPORATION

Supplemental Earnings Disclosure

September 30, 2009
(In millions, except per share amounts)

	Quarters ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2009	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

SELECTED FINANCIAL INFORMATION AND RATIOS
GAAP Basis
Net income (loss) attributable to SLM Corporation	$159	$(123)	$(159)	$15	$3
Diluted earnings (loss) per common share attributable to SLM Corporation common shareholders	$.25	$(.32)	$(.40)	$(.17)	$(.17)
Return on assets	.37%	(.30)%	(.43)%	.01%	.01%
“Core Earnings” Basis(1)(2)
“Core Earnings” net income attributable to SLM Corporation(2)	$164	$170	$117	$348	$461
“Core Earnings” diluted earnings per common share attributable to SLM Corporation common shareholders(2)	$.26	$.31	$.19	$.54	$.81
“Core Earnings” return on assets	.31%	.34%	.25%	.23%	.33%
OTHER OPERATING STATISTICS
Average on-balance sheet student loans	$157,530	$153,588	$138,606	$153,622	$133,915
Average off-balance sheet student loans	33,929	34,902	36,864	34,797	38,064

Average Managed student loans	$191,459	$188,490	$175,470	$188,419	$171,979

Ending on-balance sheet student loans, net	$158,846	$154,157	$141,328
Ending off-balance sheet student loans, net	33,335	33,961	36,362

Ending Managed student loans, net	$192,181	$188,118	$177,690

Ending Managed FFELP Stafford and Other Student Loans, net	$73,040	$68,374	$56,608
Ending Managed FFELP Consolidation Loans, net	84,235	85,272	88,282
Ending Managed Private Education Loans, net	34,906	34,472	32,800

Ending Managed student loans, net	$192,181	$188,118	$177,690

(1)	See explanation of “Core Earnings” performance measures under “Reconciliation of ‘Core Earnings’ Net Income to GAAP Net Income.”

(2)	“Core Earnings” does not include Floor Income unless it is Fixed Rate Floor Income that is economically hedged. The amount of this Economic Floor Income (net of tax) excluded from “Core Earnings” for the three months ended September 30, 2009, June 30, 2009, and September 30, 2008 and the nine months ended September 30, 2009 and 2008 was:

	Quarters ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2009	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Total Economic Floor Income earned on Managed loans, not included in “Core Earnings” (net of tax)	$23	$89	$1	$191	$50

Total Economic Floor Income earned, not included in “Core Earnings” (net of tax) per common share attributable to SLM Corporation common shareholders	$.05	$.17	$—	$.41	$.11

SLM CORPORATION

Consolidated Balance Sheets
(In thousands, except per share amounts)

	September 30,	June 30,	September 30,
	2009	2009	2008
	(unaudited)	(unaudited)	(unaudited)

Assets
FFELP Stafford and Other Student Loans (net of allowance for losses of $101,343; $102,857; and $75,290, respectively)	$43,257,743	$44,044,636	$44,827,445
FFELP Stafford Loans Held-for-Sale	23,846,566	18,159,232	4,097,493
FFELP Consolidation Loans (net of allowance for losses of $54,384; $50,181; and $47,965, respectively)	69,246,231	70,102,304	72,565,628
Private Education Loans (net of allowance for losses of $1,401,496; $1,396,707; and $1,012,838, respectively)	22,494,955	21,850,688	19,837,425
Other loans (net of allowance for losses of $74,057; $68,282; and $53,189, respectively)	454,557	489,180	769,923
Cash and investments	7,021,808	8,212,439	5,013,583
Restricted cash and investments	5,760,583	5,245,702	3,897,417
Retained Interest in off-balance sheet securitized loans	1,838,203	1,820,614	2,323,419
Goodwill and acquired intangible assets, net	1,224,272	1,233,871	1,259,541
Other assets	11,299,006	10,025,129	10,399,220

Total assets	$186,443,924	$181,183,795	$164,991,094

Liabilities
Short-term borrowings	$53,406,554	$47,331,576	$38,267,553
Long-term borrowings	124,647,818	125,880,044	118,069,878
Other liabilities	3,400,527	3,120,636	3,297,998

Total liabilities	181,454,899	176,332,256	159,635,429

Commitments and contingencies
Equity
Preferred stock, par value $.20 per share, 20,000 shares authorized:
Series A: 3,300; 3,300; and 3,300 shares, respectively, issued at stated value of $50 per share	165,000	165,000	165,000
Series B: 4,000; 4,000; and 4,000 shares, respectively, issued at stated value of $100 per share	400,000	400,000	400,000
Series C: 7.25% mandatory convertible preferred stock: 1,012; 1,150; and 1,150 shares, respectively, issued at liquidation preference of $1,000 per share	1,012,370	1,149,770	1,149,770
Common stock, par value $.20 per share, 1,125,000 shares authorized:
541,849; 534,842; and 534,420 shares, respectively, issued	108,362	106,969	106,884
Additional paid-in capital	4,862,071	4,709,053	4,665,614
Accumulated other comprehensive income (loss), net of tax expense (benefit)	(44,143)	(48,683)	46,687
Retained earnings	346,347	229,865	669,509

Total SLM Corporation stockholders’ equity before treasury stock	6,850,007	6,711,974	7,203,464
Common stock held in treasury: 67,159; 67,128; and 66,952 shares, respectively	1,860,989	1,860,440	1,856,340

Total SLM Corporation stockholders’ equity	4,989,018	4,851,534	5,347,124
Noncontrolling interest	7	5	8,541

Total equity	4,989,025	4,851,539	5,355,665

Total liabilities and equity	$186,443,924	$181,183,795	$164,991,094

SLM CORPORATION

Consolidated Statements of Income
(In thousands, except per share amounts)

	Quarters ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2009	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Interest income:
FFELP Stafford and Other Student Loans	$303,192	$323,939	$516,116	$969,947	$1,478,190
FFELP Consolidation Loans	481,592	460,690	830,566	1,431,644	2,436,886
Private Education Loans	396,339	393,019	445,572	1,176,399	1,298,417
Other loans	11,042	18,468	19,874	45,930	64,573
Cash and investments	6,881	7,044	57,154	19,896	251,491

Total interest income	1,199,046	1,203,160	1,869,282	3,643,816	5,529,557
Total interest expense	673,870	819,459	1,394,533	2,519,876	4,375,896

Net interest income	525,176	383,701	474,749	1,123,940	1,153,661
Less: provisions for loan losses	321,127	278,112	186,909	849,518	467,235

Net interest income after provisions for loan losses	204,049	105,589	287,840	274,422	686,426

Other income (loss):
Servicing and securitization revenue	155,065	87,488	64,990	147,248	174,262
Gains (losses) on sales of loans and securities, net	12,452	268	(43,899)	12,752	(122,148)
Gains (losses) on derivative and hedging activities, net	(111,556)	(561,795)	(241,757)	(569,326)	(152,510)
Contingency fee revenue	82,200	73,368	89,418	230,383	258,514
Collections revenue (loss)	15,580	22,068	(170,692)	16,318	(87,088)
Guarantor servicing fees	48,087	24,772	36,848	106,867	95,164
Other	150,006	398,797	93,096	741,229	295,357

Total other income (loss)	351,834	44,966	(171,996)	685,471	461,551

Expenses:
Restructuring expenses	3,592	4,430	10,508	12,795	77,926
Operating expenses	318,620	315,185	367,152	935,288	1,076,488

Total expenses	322,212	319,615	377,660	948,083	1,154,414

Income (loss) before income tax expense (benefit)	233,671	(169,060)	(261,816)	11,810	(6,437)
Income tax expense (benefit)	74,363	(46,551)	(103,819)	(3,884)	(13,233)

Net income (loss)	159,308	(122,509)	(157,997)	15,694	6,796
Less: net income attributable to noncontrolling interest	198	211	544	690	3,405

Net income (loss) attributable to SLM Corporation	159,110	(122,720)	(158,541)	15,004	3,391
Preferred stock dividends	42,627	25,800	27,474	94,822	83,890

Net income (loss) attributable to SLM Corporation common stock	$116,483	$(148,520)	$(186,015)	$(79,818)	$(80,499)

Basic earnings (loss) per common share attributable to SLM Corporation common shareholders	$.25	$(.32)	$(.40)	$(.17)	$(.17)

Average common shares outstanding	470,280	466,799	466,646	467,960	466,625

Diluted earnings (loss) per common share attributable to SLM Corporation common shareholders	$.25	$(.32)	$(.40)	$(.17)	$(.17)

Average common and common equivalent shares outstanding	471,058	466,799	466,646	467,960	466,625

Dividends per common share attributable to SLM Corporation common shareholders	$—	$—	$—	$—	$—

SLM CORPORATION

Segment and “Core Earnings”

Consolidated Statements of Income
(In thousands)

	Quarter ended September 30, 2009
		Asset
		Performance	Corporate	Total “Core		Total
	Lending	Group	and Other	Earnings”	Adjustments	GAAP
	(unaudited)

Interest income:
FFELP Stafford and Other Student Loans	$340,652	$—	$—	$340,652	$(37,460)	$303,192
FFELP Consolidation Loans	429,617	—	—	429,617	51,975	481,592
Private Education Loans	560,791	—	—	560,791	(164,452)	396,339
Other loans	11,042	—	—	11,042	—	11,042
Cash and investments	2,337	—	5,156	7,493	(612)	6,881

Total interest income	1,344,439	—	5,156	1,349,595	(150,549)	1,199,046
Total interest expense	652,017	4,584	3,370	659,971	13,899	673,870

Net interest income (loss)	692,422	(4,584)	1,786	689,624	(164,448)	525,176
Less: provisions for loan losses	447,963	—	—	447,963	(126,836)	321,127

Net interest income (loss) after provisions for loan losses	244,459	(4,584)	1,786	241,661	(37,612)	204,049

Contingency fee revenue	—	82,200	—	82,200	—	82,200
Collections revenue	—	15,580	—	15,580	—	15,580
Guarantor servicing fees	—	—	48,087	48,087	—	48,087
Other income	129,286	—	55,821	185,107	20,860	205,967

Total other income	129,286	97,780	103,908	330,974	20,860	351,834

Restructuring expenses	1,399	1,440	753	3,592	—	3,592
Operating expenses	154,165	79,920	74,739	308,824	9,796	318,620

Total expenses	155,564	81,360	75,492	312,416	9,796	322,212

Income before income tax expense	218,181	11,836	30,202	260,219	(26,548)	233,671
Income tax expense(1)	80,514	4,404	11,161	96,079	(21,716)	74,363
Less: net income attributable to noncontrolling interest	—	198	—	198	—	198

Net income attributable to SLM Corporation	$137,667	$7,234	$19,041	$163,942	$(4,832)	$159,110

Economic Floor Income (net of tax) not included in “Core Earnings”	$22,607	$—	$—	$22,607

(1)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

SLM CORPORATION

Segment and “Core Earnings”

Consolidated Statements of Income
(In thousands)

	Quarter ended June 30, 2009
		Asset
		Performance	Corporate	Total “Core		Total
	Lending	Group	and Other	Earnings”	Adjustments	GAAP
	(unaudited)

Interest income:
FFELP Stafford and Other Student Loans	$309,553	$—	$—	$309,553	$14,386	$323,939
FFELP Consolidation Loans	394,288	—	—	394,288	66,402	460,690
Private Education Loans	558,667	—	—	558,667	(165,648)	393,019
Other loans	18,468	—	—	18,468	—	18,468
Cash and investments	3,683	—	4,319	8,002	(958)	7,044

Total interest income	1,284,659	—	4,319	1,288,978	(85,818)	1,203,160
Total interest expense	823,308	5,001	3,721	832,030	(12,571)	819,459

Net interest income (loss)	461,351	(5,001)	598	456,948	(73,247)	383,701
Less: provisions for loan losses	401,790	—	—	401,790	(123,678)	278,112

Net interest income (loss) after provisions for loan losses	59,561	(5,001)	598	55,158	50,431	105,589

Contingency fee revenue	—	73,368	—	73,368	—	73,368
Collections revenue	—	22,068	—	22,068	—	22,068
Guarantor servicing fees	—	—	24,772	24,772	—	24,772
Other income (loss)	359,363	—	46,273	405,636	(480,878)	(75,242)

Total other income	359,363	95,436	71,045	525,844	(480,878)	44,966

Restructuring expenses	4,215	368	(153)	4,430	—	4,430
Operating expenses	147,599	85,818	71,976	305,393	9,792	315,185

Total expenses	151,814	86,186	71,823	309,823	9,792	319,615

Income (loss) before income tax expense (benefit)	267,110	4,249	(180)	271,179	(440,239)	(169,060)
Income tax expense (benefit)(1)	99,084	1,464	(24)	100,524	(147,075)	(46,551)
Less: net income attributable to noncontrolling interest	—	211	—	211	—	211

Net income (loss) attributable to SLM Corporation	$168,026	$2,574	$(156)	$170,444	$(293,164)	$(122,720)

Economic Floor Income (net of tax) not included in “Core Earnings”	$88,899	$—	$—	$88,899

(1)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

SLM CORPORATION

Segment and “Core Earnings”

Consolidated Statements of Income
(In thousands)

	Quarter ended September 30, 2008
		Asset
		Performance	Corporate	Total “Core		Total
	Lending	Group	and Other	Earnings”	Adjustments	GAAP
	(unaudited)

Interest income:
FFELP Stafford and Other Student Loans	$611,786	$—	$—	$611,786	$(95,670)	$516,116
FFELP Consolidation Loans	995,102	—	—	995,102	(164,536)	830,566
Private Education Loans	678,293	—	—	678,293	(232,721)	445,572
Other loans	19,874	—	—	19,874	—	19,874
Cash and investments	61,731	—	6,829	68,560	(11,406)	57,154

Total interest income	2,366,786	—	6,829	2,373,615	(504,333)	1,869,282
Total interest expense	1,651,071	5,984	4,472	1,661,527	(266,994)	1,394,533

Net interest income (loss)	715,715	(5,984)	2,357	712,088	(237,339)	474,749
Less: provisions for loan losses	263,019	—	—	263,019	(76,110)	186,909

Net interest income (loss) after provisions for loan losses	452,696	(5,984)	2,357	449,069	(161,229)	287,840
Contingency fee revenue	—	89,418	—	89,418	—	89,418
Collections revenue (loss)	—	(168,689)	—	(168,689)	(2,003)	(170,692)
Guarantor servicing fees	—	—	36,848	36,848	—	36,848
Other income (loss)	55,315	—	50,661	105,976	(233,546)	(127,570)

Total other income (loss)	55,315	(79,271)	87,509	63,553	(235,549)	(171,996)

Restructuring expenses	(236)	4,177	6,567	10,508	—	10,508
Operating expenses	141,797	105,748	69,161	316,706	50,446	367,152

Total expenses	141,561	109,925	75,728	327,214	50,446	377,660

Income (loss) before income tax expense (benefit)	366,450	(195,180)	14,138	185,408	(447,224)	(261,816)
Income tax expense (benefit)(1)	134,440	(71,756)	5,198	67,882	(171,701)	(103,819)
Less: net income attributable to noncontrolling interest	—	544	—	544	—	544

Net income (loss) attributable to SLM Corporation	$232,010	$(123,968)	$8,940	$116,982	$(275,523)	$(158,541)

Economic Floor Income (net of tax) not included in “Core Earnings”	$1,008	$—	$—	$1,008

(1)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

SLM CORPORATION

Segment and “Core Earnings”

Consolidated Statements of Income
(In thousands)

	Nine months ended September 30, 2009
		Asset
		Performance	Corporate	Total “Core		Total
	Lending	Group	and Other	Earnings”	Adjustments	GAAP
	(unaudited)

Interest income:
FFELP Stafford and Other Student Loans	$1,012,124	$—	$—	$1,012,124	$(42,177)	$969,947
FFELP Consolidation Loans	1,262,801	—	—	1,262,801	168,843	1,431,644
Private Education Loans	1,682,740	—	—	1,682,740	(506,341)	1,176,399
Other loans	45,930	—	—	45,930	—	45,930
Cash and investments	8,199	—	14,603	22,802	(2,906)	19,896

Total interest income	4,011,794	—	14,603	4,026,397	(382,581)	3,643,816
Total interest expense	2,424,573	15,077	11,230	2,450,880	68,996	2,519,876

Net interest income (loss)	1,587,221	(15,077)	3,373	1,575,517	(451,577)	1,123,940
Less: provisions for loan losses	1,198,839	—	—	1,198,839	(349,321)	849,518

Net interest income (loss) after provisions for loan losses	388,382	(15,077)	3,373	376,678	(102,256)	274,422

Contingency fee revenue	—	230,383	—	230,383	—	230,383
Collections revenue	—	15,629	—	15,629	689	16,318
Guarantor servicing fees	—	—	106,867	106,867	—	106,867
Other income	591,017	—	151,875	742,892	(410,989)	331,903

Total other income	591,017	246,012	258,742	1,095,771	(410,300)	685,471

Restructuring expenses	6,676	3,463	2,656	12,795	—	12,795
Operating expenses	435,513	259,419	210,904	905,836	29,452	935,288

Total expenses	442,189	262,882	213,560	918,631	29,452	948,083

Income (loss) before income tax expense (benefit)	537,210	(31,947)	48,555	553,818	(542,008)	11,810
Income tax expense (benefit)(1)	198,714	(11,817)	17,961	204,858	(208,742)	(3,884)
Less: net income attributable to noncontrolling interest	—	690	—	690	—	690

Net income (loss) attributable to SLM Corporation	$338,496	$(20,820)	$30,594	$348,270	$(333,266)	$15,004

Economic Floor Income (net of tax) not included in “Core Earnings”	$190,894	$—	$—	$190,894

(1)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

SLM CORPORATION

Segment and “Core Earnings”

Consolidated Statements of Income
(In thousands)

	Nine months ended September 30, 2008
		Asset
		Performance	Corporate	Total “Core		Total
	Lending	Group	and Other	Earnings”	Adjustments	GAAP
	(unaudited)

Interest income:
FFELP Stafford and Other Student Loans	$1,630,190	$—	$—	$1,630,190	$(152,000)	$1,478,190
FFELP Consolidation Loans	2,891,257	—	—	2,891,257	(454,371)	2,436,886
Private Education Loans	2,093,066	—	—	2,093,066	(794,649)	1,298,417
Other loans	64,573	—	—	64,573	—	64,573
Cash and investments	284,078	—	17,998	302,076	(50,585)	251,491

Total interest income	6,963,164	—	17,998	6,981,162	(1,451,605)	5,529,557
Total interest expense	5,080,414	19,757	14,748	5,114,919	(739,023)	4,375,896

Net interest income (loss)	1,882,750	(19,757)	3,250	1,866,243	(712,582)	1,153,661
Less: provisions for loan losses	636,521	—	—	636,521	(169,286)	467,235

Net interest income (loss) after provisions for loan losses	1,246,229	(19,757)	3,250	1,229,722	(543,296)	686,426
Contingency fee revenue	—	258,514	—	258,514	—	258,514
Collections revenue (loss)	—	(84,811)	—	(84,811)	(2,277)	(87,088)
Guarantor servicing fees	—	—	95,164	95,164	—	95,164
Other income	161,558	—	146,889	308,447	(113,486)	194,961

Total other income	161,558	173,703	242,053	577,314	(115,763)	461,551

Restructuring expenses	46,261	9,785	21,880	77,926	—	77,926
Operating expenses	459,938	322,230	212,687	994,855	81,633	1,076,488

Total expenses	506,199	332,015	234,567	1,072,781	81,633	1,154,414

Income (loss) before income tax expense (benefit)	901,588	(178,069)	10,736	734,255	(740,692)	(6,437)
Income tax expense (benefit)(1)	331,424	(65,458)	3,946	269,912	(283,145)	(13,233)
Less: net income attributable to noncontrolling interest	—	3,405	—	3,405	—	3,405

Net income (loss) attributable to SLM Corporation	$570,164	$(116,016)	$6,790	$460,938	$(457,547)	$3,391

Economic Floor Income (net of tax) not included in “Core Earnings”	$49,982	$—	$—	$49,982

(1)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

SLM CORPORATION

Reconciliation of “Core Earnings” Net Income to GAAP Net Income
(In thousands, except per share amounts)

	Quarters ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2009	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

“Core Earnings” net income attributable to SLM Corporation(1)(2)	$163,942	$170,444	$116,982	$348,270	$460,938
“Core Earnings” adjustments:
Net impact of securitization accounting	27,885	(25,861)	(148,121)	(196,566)	(473,773)
Net impact of derivative accounting	(36,598)	(494,581)	(205,991)	(477,169)	(118,750)
Net impact of Floor Income	(8,020)	90,022	(42,721)	161,025	(67,107)
Net impact of acquired intangibles	(9,815)	(9,819)	(50,391)	(29,298)	(81,062)

Total “Core Earnings” adjustments before income tax effect	(26,548)	(440,239)	(447,224)	(542,008)	(740,692)
Net tax effect	21,716	147,075	171,701	208,742	283,145

Total “Core Earnings” adjustments	(4,832)	(293,164)	(275,523)	(333,266)	(457,547)

GAAP net income (loss) attributable to SLM Corporation	$159,110	$(122,720)	$(158,541)	$15,004	$3,391

GAAP diluted earnings (loss) per common share attributable to SLM Corporation common shareholders	$.25	$(.32)	$(.40)	$(.17)	$(.17)

(1) “Core Earnings” diluted earnings per common share attributable to SLM Corporation common shareholders	$.26	$.31	$.19	$.54	$.81

(2) Total Economic Floor Income earned on Managed loans, not included in “Core Earnings” (net of tax)	$22,607	$88,899	$1,008	$190,894	$49,982

Total Economic Floor Income earned, not included in “Core Earnings” (net of tax) per common share attributable to SLM Corporation common shareholders	$.05	$.17	$—	$.41	$.11

FASB Accounting Standards Codification

The Company adopted, as of July 1, 2009, the Financial Accounting Standards Board’s (“FASB’s”) Accounting Standards Codification (“ASC”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with generally accepted accounting principles in the United States of America (“GAAP”). The ASC does not change authoritative guidance. Accordingly, implementing the ASC did not change any of the Company’s accounting, and therefore, did not have an impact on the consolidated results of the Company. References to authoritative GAAP literature have been updated accordingly.

“Core Earnings”

In accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”), we prepare financial statements in accordance with GAAP. In addition to evaluating the Company’s GAAP-based financial information, management evaluates the Company’s business segments on a basis that, as allowed under ASC 280, “Segment Reporting,” differs from GAAP. We refer to management’s basis of evaluating our segment results as “Core Earnings” presentations for each business segment and we refer to this information in our presentations with credit rating agencies and lenders. While “Core Earnings” are not a substitute for reported results under GAAP, we rely on “Core Earnings” to manage each operating segment because we believe these measures provide additional information regarding the operational and performance indicators that are most closely assessed by management.

Our “Core Earnings” are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies. “Core Earnings” net income reflects only current period adjustments to GAAP net income as described below. Unlike financial accounting, there is no comprehensive, authoritative guidance for management reporting and as a result, our management reporting is not necessarily comparable with similar information for any other financial institution. Our operating segments are defined by products and services or by types of customers, and reflect the manner in which financial information is currently evaluated by management. Intersegment revenues and expenses are netted within the appropriate financial statement line items consistent with the income statement presentation provided to management. Changes in management structure or allocation methodologies and procedures may result in changes in reported segment financial information.

Limitations of “Core Earnings”

While GAAP provides a uniform, comprehensive basis of accounting, for the reasons described above, management believes that “Core Earnings” are an important additional tool for providing a more complete understanding of the Company’s results of operations. Nevertheless, “Core Earnings” are subject to certain general and specific limitations that investors should carefully consider. For example, as stated above, unlike financial accounting, there is no comprehensive, authoritative guidance for management reporting. Our “Core Earnings” are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies. Unlike GAAP, “Core Earnings” reflect only current period adjustments to GAAP. Accordingly, the Company’s “Core Earnings” presentation does not represent a comprehensive basis of accounting. Investors, therefore, may not compare our Company’s performance with that of other financial services companies based upon “Core Earnings.” “Core Earnings” results are only meant to supplement GAAP results by providing additional information regarding the operational and performance indicators that are most closely used by management, the Company’s board of directors, rating agencies and lenders to assess performance.

Other limitations arise from the specific adjustments that management makes to GAAP results to derive “Core Earnings” results. For example, in reversing the unrealized gains and losses that result from ASC 815, “Derivatives and Hedging,” on derivatives that do not qualify for “hedge treatment,” as well as on derivatives that do qualify but are in part ineffective because they are not perfect hedges, we focus on the long-term economic effectiveness of those instruments relative to the underlying hedged item and isolate the effects of interest rate volatility and changing credit spreads on the fair value of such instruments during the period. Under GAAP, the effects of these factors on the fair value of the derivative instruments (but not on the underlying hedged item) tend to show more volatility in the short term. While our presentation of our results on a “Core Earnings” basis provides important information regarding the performance of our Managed portfolio, a limitation of this presentation is that we are presenting the ongoing spread income on loans that have been sold to a trust managed by us. While we believe that our “Core Earnings” presentation presents the economic substance of our Managed loan portfolio, it understates earnings volatility from securitization gains. Our “Core Earnings” results exclude certain Floor Income, which is real cash income, from our reported results and therefore may understate earnings in certain periods. Management’s financial planning and valuation of operating results, however, does not take into account Floor Income because of its inherent uncertainty, except when it is Fixed Rate Floor Income that is economically hedged through Floor Income Contracts.

Pre-Tax Differences between “Core Earnings” and GAAP

Our “Core Earnings” are the primary financial performance measures used by management to evaluate performance and to allocate resources. Accordingly, financial information is reported to management on a “Core Earnings” basis by reportable segment, as these are the measures used regularly by our chief operating decision makers. Our “Core Earnings” are used in developing our financial plans and tracking results, and also in establishing corporate performance targets and incentive compensation. Management believes this information provides additional insight into the financial performance of the Company’s core business activities. “Core Earnings” net income reflects only current period adjustments to GAAP net income, as described in the more detailed discussion of the differences between “Core Earnings” and GAAP that follows, which includes further detail on each specific adjustment required to reconcile our “Core Earnings” segment presentation to our GAAP earnings.

1)	Securitization Accounting: Under GAAP, certain securitization transactions in our Lending operating segment are accounted for as sales of assets. Under “Core Earnings” for the Lending operating segment, we present all securitization transactions on a “Core Earnings” basis as long-term non-recourse financings. The upfront “gains” on sale from securitization transactions, as well as ongoing “servicing and securitization revenue” presented in accordance with GAAP, are excluded from “Core Earnings” and are replaced by interest income, provisions for loan losses, and interest expense as earned or incurred on the securitization loans. We also exclude transactions with our off-balance sheet trusts from “Core Earnings” as they are considered intercompany transactions on a “Core Earnings” basis.

2)	Derivative Accounting: “Core Earnings” exclude periodic unrealized gains and losses that are caused primarily by the one-sided mark-to-market derivative valuations prescribed by ASC 815 on derivatives that do not qualify for “hedge treatment” under GAAP. These unrealized gains and losses occur in our Lending operating segment. In our “Core Earnings” presentation, we recognize the economic effect of these hedges, which generally results in any cash paid or received being recognized ratably as an expense or revenue over the hedged item’s life.

3)	Floor Income: The timing and amount (if any) of Floor Income earned in our Lending operating segment is uncertain and in excess of expected spreads. Therefore, we only include such income in “Core Earnings” when it is Fixed Rate Floor Income that is economically hedged. We employ derivatives, primarily Floor Income Contracts and futures, to economically hedge Floor Income. As discussed above in “Derivative Accounting,” these derivatives do not qualify as effective accounting hedges, and therefore, under GAAP, they are marked-to-market through the “gains (losses) on derivative and hedging activities, net” line in the consolidated statement of income with no offsetting gain or loss recorded for the economically hedged items. For “Core Earnings,” we reverse the fair value adjustments on the Floor Income Contracts and futures economically hedging Floor Income and include in income the amortization of net premiums received on contracts economically hedging Fixed Rate Floor Income.

4)	Acquired Intangibles: Our “Core Earnings” exclude goodwill and intangible impairment and the amortization of acquired intangibles.